Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Brian Ritchie, Noonan Russo
(212) 845-4269

Pediatric Services of America, Inc.

Announces Notice of Full Redemption

of 10% Senior Subordinated Notes due 2008

Norcross, GA. — (BUSINESS WIRE) — November 30, 2005 . . .. Pediatric Services of America, Inc. (Nasdaq:PSAI) announced today that it has given notice of full redemption to the holders of its 10% Senior Subordinated Notes due 2008 (the “Notes”). The redemption date of the Notes has been set for December 30, 2005. The Company issued $75 million principal amount of the Notes in 1998, of which $20.3 million remain outstanding.

Holders of the Notes will receive $1,016.67 in cash per $1,000 principal amount of Notes, plus accrued and unpaid interest up to, but not including, the date of redemption. A notice of redemption is being mailed to all registered note holders as of November 30, 2005. Copies of the notice may be obtained from the paying agent, SunTrust Bank, by calling (404) 588-7591.

PSAI provides comprehensive pediatric home health care services through a network of over 100 branch offices in 19 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs) and respiratory therapy equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy Business, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.